Exhibit 3.995
CERTIFICATE OF INCORPORATION
OF
Allied Waste Industries of New York, Inc.
UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW
* * * * *
     WE, THE UNDERSIGNED, all of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:
     FIRST: The name of the corporation is: Allied Waste Industries of New York, Inc.
     SECOND: The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.
     THIRD: The office of the corporation is to be located in the County of New York, State of New York.
     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of Zero Dollars and One Cent (0.01) each.
     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.
     SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T Corporation System, 1633 Broadway, New York, New York 10019.
     SEVENTH: No director shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except that this provision shall not eliminate or limit the liability of any director if a judgement or other final adjudication adverse to such director establishes that such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director’s acts violated section 719 of the Business Corporation Law, nor shall this provision eliminate or limit the liability of any director for any act or omission prior to the adoption of this provision.
     IN WITNESS WHEREOF, we have made and signed this certificate this march 26th A.D. 97 and we affirm the statements contained therein as truth under penalties of perjury.

/s/ Janice L. Rockey
Janice L. Rockey, Incorporator
208 S. LaSalle Street Chicago, IL 60604

/s/ Mary Janiszewski
Mary Janiszewski, Incorporator
208 S. LaSalle Street Chicago, IL 60604

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
Allied Waste Industries of New York, Inc.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
* * * * *
          I, THE UNDERSIGNED, Donald W. Slager, being the President of Allied Waste Industries of New York, Inc. hereby certifies:
1.	The name of the corporation is Allied Waste Industries of New York, Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on the Twenty-Seventh day of March, 1997.
3.	(a)	The certificate of incorporation is amended to change the name of the corporation from Allied Waste Industries of New York, Inc. to New York Waste Services, Inc.

	(b)	To effect the foregoing, Article I is amended to read as follows: The name of the corporation is: New York Waste Services, Inc.

4.	The amendment was authorized in the following manner:
By unanimous written consent of the sole shareholder and the Board of Directors of Allied Waste Industries of New York, Inc.
          IN WITNESS WHEREOF, I have signed this certificate on the Twenty-Eighth day of September, 1999 and I affirm the statements contained therein as true under penalties of perjury.

/s/ Donald W. Slager
Donald W. Slager, President

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
New York Waste Services, Inc.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
* * * * *
          I, THE UNDERSIGNED, Donald W. Slager, being the President of New York Waste Services, Inc. hereby certifies:
1.	The name of the corporation is New York Waste Services, Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on the Twenty-Seventh day of March, 1997.
3.	(a)	The certificate of incorporation is amended to change the name of the corporation from New York Waste Services, Inc. to Waste Services of New York, Inc.

	(b)	To effect the foregoing, Article I is amended to read as follows: The name of the corporation is: Waste Services of New York, Inc.

4.	The amendment was authorized in the following manner:
By unanimous written consents of the sole shareholder and the Board of Directors of New York Waste Services, Inc.
          IN WITNESS WHEREOF, I have signed this certificate on the Third day of January, 2000 and I affirm the statements contained therein as true under penalties of perjury.

/s/ Donald W. Slager
Donald W. Slager, President